UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2022

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81-2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
Common Stock Purchase Warrant	CSSEL	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC

Item 3.02.	Unregistered Sales of Equity Securities

As previously disclosed, on August 11, 2022, in connection with its acquisition of Redbox Entertainment, Inc. (the “Acquisition”) consummated as of such date (the “Closing”), Chicken Soup for the Soul Entertainment, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (“HPS Credit Agreement”) by and among the Company, as primary borrower, Redbox Automated Retail LLC, as co-borrower (“Redbox Automated”), the Lenders named therein, and HPS Investment Partners LLC, as administrative agent and collateral agent (“HPS”). In connection with the HPS Credit Agreement, the Company issued HPS and affiliates a five-year warrant (“HPS Warrant”) to purchase up to an aggregate of 1,011,530 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Company Class A Common Stock”), at a per-share exercise price of $0.0001. The HPS Warrant included customary cashless exercise provisions. The HPS Warrant is governed by the Warrant Agreement (the “Warrant Agreement”), dated as of August 11, 2022, by and between the Company and HPS lenders signatory thereto. The Company also granted registration rights to HPS under which the Company was required to, among other actions, within 30 days of the Closing, file a registration statement on Form S-3 with respect to the shares of Company Class A Common Stock issuable upon exercise of the HPS Warrant. The obligations of the Company and its subsidiary guarantors under the HPS Credit Agreement were secured by a first priority lien in substantially all of the assets of the Company and its subsidiaries, subject to certain exceptions.

Pursuant to valid warrant exercise notice, on September 9, 2022, the Company issued 1,011,530 shares of Company Class A Common Stock (after giving effect to the cashless exercise for avoidance of doubt) in respect of the exercise of the HPS Warrant. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933 as amended (the “Act”). Such issuance satisfied the Company’s obligations under the HPS Warrant and Warrant Agreement and therefore had the effect of terminating the HPS Warrant and Warrant Agreement respectively pursuant to their respective terms. The Company has filed a registration statement on Form S-3 with respect to such issued shares of Company Class A Common Stock in accordance with the registration rights described above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
4.2†	HPS Warrant Agreement, dated as of August 11, 2022 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 12, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this agreement have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2022	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer